UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

August 4, 2005

Date of Report (Date of earliest event reported)

A.B. WATLEY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14897	13-3911867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Broad Street, Suite 1411
New York, New York 10004

(Address of principal executive offices, including zip code)

(646) 292-2960

(Registrant's telephone number, including area code)

90 Park Avenue, New York, New York 10016

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 4, 2005, A.B. Watley Group Inc. (the “Company”) and A.B. Watley Inc. (“ABWI”), a former operating subsidiary of the Company, received a “Wells Letter” from the staff of the Securities and Exchange Commission (“SEC”). The Wells Letter stated that the staff of the SEC is considering recommending that the SEC authorize the institution of civil actions against the Company and ABWI. The civil actions which may be brought against ABWI would be based on alleged violations of Section 17(a) of the Securities Act of 1933, as amended (“Securities Act”); Section 10(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”); Rule 10(b)(5) of the Exchange Act; Section 15(c) of the Exchange Act; Rule 10(b)(3) of the Exchange Act; and Section 15(f) of the Exchange Act. The civil actions which may be brought against the Company would be based on alleged violations of Section 17(a) of the Securities Act; Section 10(b) of the Exchange Act; Rule 10(b)(5) of the Exchange Act; Section 13(a) of the Exchange Act and Rule 12b-20, 13a-1, and 13a-13 thereunder; and as a control person pursuant to Section 20(a) of the Exchange Act for violations by ABWI as set forth above. In connection with the civil actions under consideration, the staff may recommend that the SEC seek permanent injunctive relief, disgorgement and pre-judgment interest thereon, and civil penalties among other remedies. Under the Wells procedure, the Company and ABWI have an opportunity to respond to the SEC before any actions are brought against them. The Company and ABWI intend to respond promptly and in all events no later than the August 19, 2005 response deadline. The Company will seek a resolution of this matter although there can be no assurance given that such resolution can or will be reached or that the ultimate impact on the Company will not be material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.B. WATLEY GROUP INC.

Date: August 8, 2005	By:	/s/ Robert Malin

Name: Robert Malin Title: President